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                                                                   EXHIBIT T3A-2

             FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                         ASSISTED LIVING CONCEPTS, INC.

        The undersigned, for the purpose of amending and restating the Articles of Incorporation, as amended, of Assisted Living Concepts, Inc., a Nevada corporation (the "Corporation"), under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes and the acts amendatory thereof (collectively, the "General Corporation Law of the State of Nevada"), does hereby certify under penalty of perjury and execute the following:

        A. On July 19, 1994, the Corporation filed its Articles of Incorporation (the "Original Articles") with the Secretary of State of the State of Nevada pursuant to which the Corporation was originally incorporated pursuant to the General Corporation Law of the State of Nevada under the name "Assisted Living Concepts, Inc."

        B. On August 5, 1994, the Corporation filed a Certificate of Amendment of Articles of Incorporation with the Secretary of State of the State of Nevada (the "Amended Articles").

        C: On June 27, 1997, the Corporation filed a Certificate Pursuant to NRS
78.207 with the Secretary of State of the State of Nevada (the "Class Change").

        D. On July 15, 1997, the Corporation filed a Certificate of Designations of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Nevada (the "Certificate of Designation," and together with the Original Articles, the Amended Articles and the Class Change, the "Articles of Incorporation").

        E. On _________, _____, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") entered a confirmation order (the "Confirmation Order") confirming a plan of reorganization for the Corporation and one of its subsidiaries (the "Plan").

        F. Concurrently herewith, the Corporation has filed a certified copy of the Plan with the Secretary of State of the State of Nevada.

        G. The Plan provides for the amendment and restatement of the Articles of Incorporation in their entirety as follows:

                                   ARTICLE I.
                                      NAME

        The name of the Corporation is Assisted Living Concepts, Inc. and shall hereinafter be referred to as the "Corporation."



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                                   ARTICLE II.
                                REGISTERED OFFICE

        The name of the Corporation's resident agent in the State of Nevada is The Prentice-Hall Corporation System, Nevada, Inc., and the street address of the resident agent where process may be served on the Corporation is 502 East John Street, Carson City, Nevada 89706. The Corporation may, from time to time, in the manner provided by law, change the resident agent and the registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

                                  ARTICLE III.
                                  CAPITAL STOCK

        A. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is twenty three million two hundred fifty thousand (23,250,000) shares consisting of twenty million (20,000,000) shares of common stock, par value $.01 per share, and three million two hundred fifty thousand (3,250,000) shares of preferred stock, par value $.01 par value. The capital stock of the Corporation shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed. No stockholder of the Corporation is individually liable for the debts or liabilities of the Corporation. The Corporation shall be prohibited from issuing non-voting equity securities to the extent required by Section 1123(a)(6) of the United States Bankruptcy Code.

        B. Issuance and Rights of Preferred Shares. The shares of preferred stock may be issued and reissued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preference, and any other rights, preferences, privileges, attributes or other matters which may be reserved to the Board of Directors by law, of any wholly-unissued series of preferred stock, and the number of shares constituting any such series and the designation thereof; and to increase the number of shares of any series at any time. In case the outstanding shares of any series shall be reacquired or shall not be issued, such shares may be designated or redesignated and altered, and issued or reissued, hereunder, by action of the Board of Directors.

        C. Cumulative Voting for Directors. No stockholder of the Corporation shall be entitled to cumulative voting of his or her shares for the election of directors.

        D. Preemptive Rights. No stockholder of the Corporation shall have any preemptive rights.

                                   ARTICLE IV.
                                     BYLAWS

        Except as otherwise provided in these Amended and Restated Articles of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board




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of Directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                   ARTICLE V.
                               BOARD OF DIRECTORS

        A. Governing Body. The governing board of the Corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "Director." The number of members constituting the Board of Directors of the Corporation is currently seven.

        The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies (including vacancies caused by an increase in the number of directors or resulting from the removal of directors by the stockholders entitled to vote) which are not filled by said stockholders may be filled by the remaining directors, though less than a quorum.

        B. Limitation of Personal Liability

        The personal liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada.

        The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, indemnify its directors, officers, employees and agents under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE VI.
                                    EXISTENCE

        The Corporation shall have perpetual existence.

                                  ARTICLE VII.
                                     PURPOSE

        The purpose of this Corporation is to engage in any lawful act or activity for which a business corporation may be organized under the General Corporation Law of the State of Nevada.


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                                  ARTICLE VIII.
                                   AMENDMENTS

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                      * * *

        H. The foregoing Amended and Restated Articles of Incorporation of the Corporation have set forth the text of the Articles of Incorporation of the Corporation as amended and restated to this date.

        I. The Bankruptcy Court has authorized the undersigned to execute these Amended and Restated Articles of Incorporation.

                            (Signature Page Follows)




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        IN WITNESS WHEREOF, these Amended and Restated Articles of Incorporation has been executed by the [___________] of the Corporation on this __day of ___________, 2001.


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